Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	July 26, 2010
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2010 SECOND QUARTER FINANCIAL RESULTS

Consolidated Results of Operations - Three-month periods ended June 30, 2010 and 2009:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $65.6 million, or $.67 per diluted share, during the second quarter of 2010 as compared to $80.9 million, or $.82 per diluted share, during the comparable prior year quarter. Net revenues increased 3% to $1.34 billion during the second quarter of 2010 as compared to $1.30 billion during the second quarter of 2009.

After adjusting the reported results for the second quarters of 2010 and 2009 to neutralize the impact of the below-mentioned adjustments, our adjusted net income attributable to UHS was $66.7 million, or $.68 per diluted share, during the second quarter of 2010 as compared to $71.1 million, or $.72 per diluted share, during the second quarter of 2009.

As indicated on the attached Schedules of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedules”), included in our net income attributable to UHS during the three and six-month periods ended June 30, 2010, was a net loss of $1.1 million, or $.01 per diluted share, consisting of: (i) a favorable after-tax adjustment of $10.2 million, or $.10 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2010 based upon a reserve analysis, offset by; (ii) the unfavorable after-tax impact of $11.3 million, or $.11 per diluted share, resulting from the recording of transaction fees incurred in connection with our previously announced agreement to acquire Psychiatric Solutions, Inc.

As indicated on the attached Supplemental Schedules, included in our net income attributable to UHS during the three and six-month periods ended June 30, 2009, was net income of $9.8 million, or $.10 per diluted share, consisting of: (i) a favorable after-tax adjustment of $14.1 million, or $.14 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2009 based upon a reserve analysis, partially offset by; (ii) an unfavorable discrete tax item of $4.3 million, or $.04 per diluted share.

Consolidated Results of Operations - Six-month periods ended June 30, 2010 and 2009:

During the six-month period ended June 30, 2010, our reported net income attributable to UHS was $137.4 million, or $1.40 per diluted share, as compared to $148.4 million, or $1.50 per diluted share, during the comparable prior year period. Net revenues increased 3% to $2.69 billion during the first six months of 2010 as compared to $2.62 billion during the first six months of 2009.

After adjusting the reported results for six-month periods ended June 30, 2010 and 2009 to neutralize the impact of the above-mentioned adjustments, our adjusted net income attributable to UHS was $138.5 million, or $1.41 per diluted share, during the first six months of 2010 as compared to $138.6 million, or $1.40 per diluted share, during the first six months of 2009.

Acute Care Services - Three-month periods ended June 30, 2010 and 2009:

At our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 1.9% while adjusted patient days increased 0.3% during the second quarter of 2010, as compared to the second quarter of 2009. Net revenues at these facilities increased 2.2% during the second quarter of 2010 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission during the second quarter of 2010 increased 0.3% while net revenue per adjusted patient day increased 1.9% as compared to the comparable quarter of the prior year. On a same facility basis, excluding the items mentioned above and as included on the Supplemental Schedules, the operating margin at our acute care hospitals decreased to 14.2% during the second quarter of 2010 as compared to 16.9% during the second quarter of 2009.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $190 million and $181 million during the three-month periods ended June 30, 2010 and 2009, respectively.

Acute Care Services - Six-month periods ended June 30, 2010 and 2009:

During the six-month period ended June 30, 2010, on a same facility basis, adjusted admissions increased 1.8% while adjusted patient days increased 0.5% over the comparable prior year period. Net revenues at these facilities increased 2.6% during the second quarter of 2010 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission increased 0.8% while net revenue per adjusted patient day increased 2.2% during the second quarter of 2010 as compared to the comparable quarter of the prior year. On a same facility basis, excluding the items mentioned above and as included on the Supplemental Schedules, the operating margin at our acute care hospitals decreased to 15.2% during the second quarter of 2010 as compared to 17.2% during the second quarter of 2009.

Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $366 million and $340 million during the six-month periods ended June 30, 2010 and 2009, respectively.

Behavioral Health Care Services - Three-month periods ended June 30, 2010 and 2009:

At our behavioral health care facilities, on a same facility basis, adjusted admissions increased 4.7% and adjusted patient days increased 2.4% during the second quarter of 2010 as compared to the second quarter of 2009. Net revenues at these facilities increased 5.5% during the second quarter of 2010 as compared to the comparable quarter in the prior year. At these facilities, net revenue per adjusted admission during the second quarter of 2010 increased 0.1% while net revenue per adjusted patient day increased 2.3% as compared to the comparable prior year quarter. On a same facility basis, excluding the items mentioned above and as included on the Supplemental Schedules, the operating margin at our behavioral health care facilities increased to 27.9% during the second quarter of 2010 as compared to 25.9% during the second quarter of 2009.

Behavioral Health Care Services - Six-month periods ended June 30, 2010 and 2009:

During the six-month period ended June 30, 2010, on a same facility basis, adjusted admissions increased 4.2% and adjusted patient days increased 3.1% during the first six months of 2010 as compared to the comparable period of 2009. Net revenues at these facilities increased 6.1% during the first six months of 2010 as compared to the comparable prior year period. At these facilities, net revenue per adjusted admission increased 1.4% while net revenue per adjusted patient day increased 2.5% during the first six months of 2010 over the comparable prior year period. On a same facility basis, excluding the items mentioned above and as included on the Supplemental Schedules, the operating margin at our behavioral health care facilities increased to 27.0% during the first six months of 2010 as compared to 25.2% during the comparable period of 2009.

Dividends Declared:

On July 21, 2010, our Board of Directors approved a cash dividend of $0.05 per share payable on September 15, 2010 to shareholders of record as of September 1, 2010.

Conference Call Information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on July 27, 2010. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on July 27, 2010 and will continue through midnight on August 10, 2010. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 88336222. A live broadcast of the call will be available on our web site at www.uhsinc.com. The webcast will be available through Thompson StreetEvents Network at www.earnings.com or www.streetevents.com, a password-protected event management site for institutional investors.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies operating, through its subsidiaries, acute care hospitals, behavioral healthcare facilities and ambulatory centers located throughout the United States and Puerto Rico. UHS acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2009 and in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended March 31, 2010), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2009 and Report on Form 10-Q for the quarterly period ended March 31, 2010. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Net revenues	$1,338,315	$1,303,640	$2,685,468	$2,616,059

Operating charges:
Salaries, wages and benefits	563,552	541,950	1,142,478	1,083,247
Other operating expenses	249,114	232,894	496,142	506,115
Supplies expense	179,926	176,411	363,742	350,378
Provision for doubtful accounts	143,764	120,670	269,154	239,648
Depreciation and amortization	54,025	51,085	107,536	102,219
Lease and rental expense	18,185	17,587	36,119	34,659

	1,208,566	1,140,597	2,415,171	2,316,266

Income from operations	129,749	163,043	270,297	299,793
Interest expense, net	12,277	11,879	24,654	24,517

Income before income taxes	117,472	151,164	245,643	275,276
Provision for income taxes	41,057	57,187	86,466	99,265

Net income	76,415	93,977	159,177	176,011

Less: Income attributable tononcontrolling interests	10,843	13,084	21,786	27,577

Net income attributable to UHS	$65,572	$80,893	$137,391	$148,434

Basic earnings per share attributable to UHS (a)	$0.68	$0.82	$1.42	$1.51

Diluted earnings per share attributable to UHS (a)	$0.67	$0.82	$1.40	$1.50

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$65,572	$80,893	$137,391	$148,434
Less: Net income attributable to unvested restricted share grants	(278)	(381)	(593)	(695)

Net income attributable to UHS - basic and diluted	$65,294	$80,512	$136,798	$147,739

Weighted average number of common shares - basic	96,703	97,700	96,621	98,056

Basic earnings per share attributable to UHS:	$0.68	$0.82	$1.42	$1.51

Weighted average number of common shares	96,703	97,700	96,621	98,056
Add: Other share equivalents	1,351	404	1,131	202

Weighted average number of common shares and equiv. - diluted	98,054	98,104	97,752	98,258

Diluted earnings per share attributable to UHS:	$0.67	$0.82	$1.40	$1.50

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended June 30, 2010 and 2009

(in thousands, except per share amounts)

(unaudited)

	Three months ended		Three months ended
	June 30, 2010		June 30, 2009

Net revenues	$1,338,315	100.0%	$1,303,640	100.0%

Operating charges:
Salaries, wages and benefits	563,552	42.1%	541,950	41.6%
Other operating expenses	249,114	18.6%	232,894	17.9%
Supplies expense	179,926	13.4%	176,411	13.5%
Provision for doubtful accounts	143,764	10.7%	120,670	9.3%

	1,136,356	84.9%	1,071,925	82.2%

Operating income/margin	201,959	15.1%	231,715	17.8%

Lease and rental expense	18,185		17,587
Income attributable to noncontrolling interests	10,843		13,084

Earnings before, depreciation and amortization, interest expense, and income taxes	172,931		201,044
Depreciation and amortization	54,025		51,085
Interest expense, net	12,277		11,879

Income before income taxes	106,629		138,080
Provision for income taxes	41,057		57,187

Net income attributable to UHS	$65,572		$80,893

	Three months ended		Three months ended
	June 30, 2010		June 30, 2009
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS
Net income attributable to UHS	$65,572	$0.67	$80,893	$0.82
Plus/minus adjustments:
Reduction of reserves relating to prior years for professional and general liability self-insured claims, net of income taxes	(10,198)	(0.10)	(14,168)	(0.14)
Acquistion transaction costs, net of income taxes	11,288	0.11	—	—
Unfavorable discrete tax item	—	—	4,331	0.04

Subtotal after-tax adjustments to net income attributable to UHS	1,090	0.01	(9,837)	(0.10)

Adjusted net income attributable to UHS	$66,662	$0.68	$71,056	$0.72

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the six months ended June 30, 2010 and 2009

(in thousands, except per share amounts)

(unaudited)

	Six months ended June 30, 2010		Six months ended June 30, 2009

Net revenues	$2,685,468	100.0%	$2,616,059	100.0%

Operating charges:
Salaries, wages and benefits	1,142,478	42.5%	1,083,247	41.4%
Other operating expenses	496,142	18.5%	506,115	19.3%
Supplies expense	363,742	13.5%	350,378	13.4%
Provision for doubtful accounts	269,154	10.0%	239,648	9.2%

	2,271,516	84.6%	2,179,388	83.3%

Operating income/margin	413,952	15.4%	436,671	16.7%

Lease and rental expense	36,119		34,659
Income attributable to noncontrolling interests	21,786		27,577

Earnings before, depreciation and amortization, interest expense, and income taxes	356,047		374,435

Depreciation and amortization	107,536		102,219
Interest expense, net	24,654		24,517

Income before income taxes	223,857		247,699
Provision for income taxes	86,466		99,265

Net income attributable to UHS	$137,391		$148,434

	Six months ended June 30, 2010		Six months ended June 30, 2009
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS
Net income attributable to UHS	$137,391	$1.40	$148,434	$1.50
Plus/minus adjustments:
Reduction of reserves relating to prior years for professional and general liability self-insured claims, net of income taxes	(10,198)	(0.10)	(14,168)	(0.14)
Acquistion transaction costs, net of income taxes	11,288	0.11	—	—
Unfavorable discrete tax item	—	—	4,331	0.04

Subtotal after-tax adjustments to net income attributable to UHS	1,090	0.01	(9,837)	(0.10)

Adjusted net income attributable to UHS	$138,481	$1.41	$138,597	$1.40

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	June 30, 2010	As revised (a) December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$12,337	$9,180
Accounts receivable, net	618,855	602,559
Supplies	84,683	84,272
Other current assets	38,985	27,270
Deferred income taxes	51,109	51,336
Current assets held for sale	16,250	21,580

Total current assets	822,219	796,197

Property and equipment	3,818,209	3,738,818
Less: accumulated depreciation	(1,510,592)	(1,423,580)

	2,307,617	2,315,238

Other assets:
Goodwill	732,754	732,685
Deferred charges	8,864	8,643
Other	118,303	111,700

	$3,989,757	$3,964,463

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$2,032	$2,573
Accounts payable and accrued liabilities	552,794	578,617
Federal and state taxes	3,298	1,627

Total current liabilities	558,124	582,817

Other noncurrent liabilities	346,310	375,580
Long-term debt	881,344	956,429
Deferred income taxes	68,386	60,091
Redeemable noncontrolling interest	205,463	197,152
UHS common stockholders’ equity	1,887,365	1,751,071
Noncontrolling interest	42,765	41,323

Total equity	1,930,130	1,792,394

	$3,989,757	$3,964,463

(a)	We have revised our Condensed Consolidated Balance Sheet at December 31, 2009 to reclassify $197.2 million of noncontrolling interests, which are redeemable outside of our control, from total equity to mezzanine equity. This revision did not affect UHS’s common stockholders’ equity. We do not believe this revision is material to the Condensed Consolidated Balance Sheet at December 31, 2009.

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended June 30,
	2010	2009
Cash Flows from Operating Activities:
Net income	$159,177	$176,011
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	107,536	102,219
Net gain on sale of assets and noncontrolling interests	(1,993)	0
Stock-based compensation expense	8,327	6,602
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(16,523)	4,392
Construction management and other receivable	0	21,003
Accrued interest	(1,757)	106
Accrued and deferred income taxes	3,946	7,934
Other working capital accounts	(15,753)	(1,499)
Other assets and deferred charges	(6,870)	3,844
Other	(4,513)	(3,273)
Accrued insurance expense, net of commercial premiums paid	15,491	13,323
Payments made in settlement of self-insurance claims	(27,698)	(29,823)

Net cash provided by operating activities	219,370	300,839

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(121,640)	(183,248)
Proceeds received from sale of assets	5,000	0
Acquisition of property and business	0	(9,006)

Net cash used in investing activities	(116,640)	(192,254)

Cash Flows from Financing Activities:
Reduction of long-term debt	(77,974)	(77,356)
Additional borrowings	0	170
Repurchase of common shares	(3,703)	(15,437)
Dividends paid	(9,693)	(7,890)
Issuance of common stock	3,833	1,350
Profit distributions to noncontrolling interests	(12,336)	(4,259)
Proceeds from sale of noncontrolling interest in majority owned business	300	0

Net cash used in financing activities	(99,573)	(103,422)

Increase in cash and cash equivalents	3,157	5,163
Cash and cash equivalents, beginning of period	9,180	5,460

Cash and cash equivalents, end of period	$12,337	$10,623

Supplemental Disclosures of Cash Flow Information:
Interest paid	$29,783	$28,723

Income taxes paid, net of refunds	$79,943	$90,942

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:

	% Change Quarter Ended 6/30/2010	% Change 6 months ended 6/30/2010

Acute Care Hospitals
Revenues	2.2%	2.6%
Adjusted Admissions	1.9%	1.8%
Adjusted Patient Days	0.3%	0.5%
Revenue Per Adjusted Admission	0.3%	0.8%
Revenue Per Adjusted Patient Day	1.9%	2.2%

Behavioral Health Hospitals

Revenues	5.5%	6.1%
Adjusted Admissions	4.7%	4.2%
Adjusted Patient Days	2.4%	3.1%
Revenue Per Adjusted Admission	0.1%	1.4%
Revenue Per Adjusted Patient Day	2.3%	2.5%

UHS Consolidated

	Second Quarter Ended		Six months Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009

Revenues	$1,338,315	$1,303,640	$2,685,468	$2,616,059
EBITDA (1)	174,021	186,876	357,137	360,267
EBITDA Margin (1)	13.0%	14.3%	13.3%	13.8%

Cash Flow From Operations	83,363	148,585	219,370	300,839
Days Sales Outstanding	42	42	42	41
Capital Expenditures	59,064	105,029	121,640	183,248

Debt			883,376	921,878
UHS Shareholders Equity			1,877,365	1,677,996
Debt / Total Capitalization			32.0%	35.5%
Debt / EBITDA (2)			1.30	1.50
Debt / Cash From Operations (2)			1.96	1.55

Acute Care EBITDAR Margin (3)	14.2%	16.9%	15.2%	17.2%
Behavioral Health EBITDAR Margin (3)	27.8%	26.5%	26.7%	25.4%

(1)	Net of Minority Interest and before prior year self insurance reserve adjustments (net of taxes) booked in 2010 and 2009 and transaction related expenses (net of taxes) booked in 2010
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation, minority interest and prior year self insurance reserve adjustment booked in 2010 and 2009

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

JUNE 30, 2010

AS REPORTED:

	ACUTE			BEHAVIORAL HEALTH
	06/30/10	06/30/09	% change	06/30/10	06/30/09	% change

Hospitals owned and leased	21	21	0.0%	82	81	1.2%
Average licensed beds	5,689	5,465	4.1%	7,980	7,857	1.6%
Patient days	286,230	289,644	-1.2%	544,629	529,536	2.9%
Average daily census	3,145.4	3,182.9	-1.2%	5,984.9	5,819.1	2.9%
Occupancy-licensed beds	55.3%	58.2%	-5.1%	75.0%	74.1%	1.3%
Admissions	66,208	65,946	0.4%	36,573	34,059	7.4%
Length of stay	4.3	4.4	-1.6%	14.9	15.5	-4.2%

Inpatient revenue	$2,624,502	$2,469,774	6.3%	$554,141	$524,246	5.7%
Outpatient revenue	1,171,634	1,047,095	11.9%	81,987	72,513	13.1%
Total patient revenue	3,796,136	3,516,869	7.9%	636,128	596,759	6.6%
Other revenue	19,187	19,102	0.4%	7,224	8,342	-13.4%
Gross hospital revenue	3,815,323	3,535,971	7.9%	643,352	605,101	6.3%

Total deductions	2,841,313	2,583,135	10.0%	286,344	272,512	5.1%

Net hospital revenue	$974,010	$952,836	2.2%	$357,008	$332,589	7.3%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH (1)
	06/30/10	06/30/09	% change	06/30/10	06/30/09	% change

Hospitals owned and leased	21	21	0.0%	79	79	0.0%
Average licensed beds	5,689	5,465	4.1%	7,778	7,705	0.9%
Patient days	286,230	289,644	-1.2%	537,746	526,672	2.1%
Average daily census	3,145.4	3,182.9	-1.2%	5,909.3	5,787.6	2.1%
Occupancy-licensed beds	55.3%	58.2%	-5.1%	76.0%	75.1%	1.1%
Admissions	66,208	65,946	0.4%	35,524	34,042	4.4%
Length of stay	4.3	4.4	-1.6%	15.1	15.5	-2.2%

(1)	Ascent, Centennial Peaks, Crescent Pines, The Hope program, and Springwoods Behavioral are excluded in both current and prior years. Coastal Behavorial is included in March 1st thru year to date.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE SIX MONTHS ENDED

JUNE 30, 2010

AS REPORTED:

	ACUTE			BEHAVIORAL HEALTH
	06/30/10	06/30/09	% change	06/30/10	06/30/09	% change

Hospitals owned and leased	21	21	0.0%	83	83	0.0%
Average licensed beds	5,689	5,465	4.1%	7,975	7,826	1.9%
Patient days	591,924	596,920	-0.8%	1,083,379	1,042,470	3.9%
Average daily census	3,270.3	3,297.9	-0.8%	5,952.6	5,727.9	3.9%
Occupancy-licensed beds	57.5%	60.3%	-4.7%	74.6%	73.2%	2.0%
Admissions	134,846	134,144	0.5%	72,930	68,020	7.2%
Length of stay	4.4	4.4	-1.4%	14.9	15.3	-3.1%

Inpatient revenue	$5,407,933	$5,049,913	7.1%	$1,098,922	$1,027,927	6.9%
Outpatient revenue	2,288,559	2,042,794	12.0%	159,964	140,641	13.7%
Total patient revenue	7,696,492	7,092,707	8.5%	1,258,886	1,168,568	7.7%
Other revenue	34,990	36,777	-4.9%	15,632	16,251	-3.8%
Gross hospital revenue	7,731,482	7,129,484	8.4%	1,274,518	1,184,819	7.6%

Total deductions	5,768,161	5,216,799	10.6%	568,328	530,077	7.2%

Net hospital revenue	$1,963,321	$1,912,685	2.6%	$706,190	$654,742	7.9%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH (1)
	06/30/10	06/30/09	% change	06/30/10	06/30/09	% change

Hospitals owned and leased	21	21	0.0%	79	79	0.0%
Average licensed beds	5,689	5,465	4.1%	7,757	7,674	1.1%
Patient days	591,924	596,920	-0.8%	1,068,443	1,036,334	3.1%
Average daily census	3,270.3	3,297.9	-0.8%	5,903.0	5,725.6	3.1%
Occupancy-licensed beds	57.5%	60.3%	-4.7%	76.1%	74.6%	2.0%
Admissions	134,846	134,144	0.5%	70,819	67,979	4.2%
Length of stay	4.4	4.4	-1.4%	15.1	15.2	-1.0%

(1)	Ascent, Centennial Peaks, Crescent Pines, The Hope program, and Springwoods Behavioral are excluded in both current and prior years. Coastal Behavorial is included in March 1st thru year to date.